Exhibit 23.2

Yusufali & Associates, LLC Certified Public Accountants & IT Consultants AICPA, HITRUST, PCAOB, PCIDSS, & ISC2 Registered 55 Addison Drive, Short Hills, NJ 07078

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-1 of ANEW Medical, Inc. of our report dated May 22, 2024, relating to the financial statements of ANEW Medical, Inc. which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yusufali & Associates, LLC

Short Hills, NJ 07078

September 12, 2024

PCAOB registration # 3313

We have served as the company’s auditor since 2024